    As filed with the Securities and Exchange Commission on November 5, 2001
                                                  Registration No. 333-71264

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                               AMENDMENT No.1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________
                         Global Imaging Systems, Inc.
            (Exact name of registrant as specified in its charter)
                                _______________

               Delaware                                     59-3247752
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                   Identification Number)
                                _______________
                     3820 Northdale Boulevard, Suite 200A
                             Tampa, Florida 33624
                                (813) 960-5508
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________
                               Thomas S. Johnson
                     President and Chief Executive Officer
                         Global Imaging Systems, Inc.
                     3820 Northdale Boulevard, Suite 200A
                             Tampa, Florida 33624
                                (813) 960-5508
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________
                                  Copies to:
                             Suzanne A. Barr, Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                         Washington, D.C. 20004-1109
                                (202) 637-5600

                                _______________

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _______________

                                _______________

================================================================================
    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and is subject to change. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where an offer or sale of these securities is not permitted.

                  SUBJECT TO COMPLETION DATED __________, 2001


                            PRELIMINARY PROSPECTUS

                                 $109,045,000

                                      of

[Logo]                   Global Imaging Systems, Inc.

                                 Common Stock

--------------------------------------------------------------------------------
     By this prospectus from time to time, we may offer and sell shares of our common stock, par value $.01 per share, having an aggregate offering price of up to $50,000,000. If we decide to offer and sell our common stock in one or more underwritten public offerings, the selling stockholders named in this prospectus may offer and sell up to 3,500,000 shares of their common stock in the underwritten offering or offerings.

     We and the selling stockholders may offer the common stock in amounts, at prices and on terms determined at the time of the offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. Although we will incur expenses in connection with the registration of the common stock, we will not receive any proceeds from the sale of the shares offered by the selling stockholders. We will provide a supplement to this prospectus before we or any selling stockholders sell any common stock under this prospectus. Any prospectus supplement will inform you about the specific terms of an offering by us or any selling stockholders, will list the names of any underwriters or agents, and may also add, update or change information contained in this document.

     Our common stock is listed on the Nasdaq National Market, or Nasdaq, under the symbol "GISX." On __________, 2001, the last reported sale price of our common stock on Nasdaq was $_____ per share. Our principal executive offices are located at 3820 Northdale Boulevard, Suite 200A,Tampa, Florida 33624 and our telephone number is (813) 960-5508.


     You should read this prospectus, the documents that are incorporated by reference in this prospectus, and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of any common stock unless it is accompanied by a prospectus supplement describing the method and terms of the offering of the common stock.

     Investing in our common stock involves risks. You should carefully read the "Risk Factors" described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which is incorporated by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is ___________, 2001.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ABOUT THIS PROSPECTUS....................................................    1
RISK FACTORS.............................................................    1
WHERE YOU CAN FIND MORE INFORMATION......................................    1
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION.......................    2
THE COMPANY..............................................................    3
USE OF PROCEEDS..........................................................    3
SELLING STOCKHOLDERS.....................................................    4
PLAN OF DISTRIBUTION.....................................................    5
EXPERTS..................................................................    7
LEGAL MATTERS............................................................    7

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, offer and sell shares of our common stock as described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. If we decide to offer and sell our common stock in one or more underwritten public offerings, the selling stockholders named in this prospectus may offer and sell up to 3,500,000 shares of their common stock in the underwritten offering.

     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

     Each time we or the selling stockholders named in this prospectus sell any of the common stock, we will provide you with a prospectus supplement that will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information." You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

     You should rely only upon the information contained in, or incorporated into, this document. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     We may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. The selling stockholders may only sell the offered common stock as part of an underwritten public offering in which we sell shares of our common stock. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents involved in the sale of the common stock, and any applicable fee, commission or discount arrangements with them. For a more detailed description of the various means by which we may distribute the common stock, you should read the information under the heading "Plan of Distribution."

     As used in this prospectus generally and in any accompanying prospectus supplement, the terms "Global," the "company," "we," "our" or "us" mean Global Imaging Systems, Inc. and its direct and indirect subsidiaries.

                                 RISK FACTORS

     Investing in our common stock involves risks. You should carefully read the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which is hereby incorporated by reference in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 000-24373. You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission's public reference room located at:

                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

      Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings also are available to the public on the Commission's web site at www.sec.gov, which contains reports,
                                       -----------
proxy and information statements and other information regarding issuers that file electronically.

      The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except, with respect to Current Reports on Form 8-K, any information furnished solely under Item 9) until we have sold all of the common stock to which this prospectus relates or the offering is otherwise terminated.

  1.     Our Annual Report on Form 10-K for the fiscal year ended March 31,
         2001.

  2.     Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

  3. The description of our common stock included in our Registration Statement on Form 8-A (filed on June 2, 1998), which incorporates by reference a description of our common stock from our Registration Statement on Form S-1 (File No. 333-48103, as filed on June 17, 1998), which description we also incorporate by reference into this prospectus.

      You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (813) 960-5508 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time:

                              Corporate Secretary
                          Global Imaging Systems, Inc
                       3820 Northdale Blvd., Suite 200A
                             Tampa, Florida 33624


              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This prospectus and the information incorporated by reference into this prospectus contain forward-looking statements, including statements about our acquisition and business strategy, our expected financial position and operating results, the projected size of our markets and our financing plans and similar matters. In addition, in those and other portions of this prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "project" and similar expressions, as they relate to Global, its management, and its industry are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Actual results may differ materially. Some of the risks, uncertainties and assumptions about Global that may cause actual results to differ from the results in these forward-looking statements include the following:

  . general economic and business conditions, both nationally and in our markets;

  .   our acquisition opportunities and our ability to integrate acquisitions;

  . our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

  . economic and other disruptions and uncertainties resulting from the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and a continuing war on terrorism, including military action, new terrorist attacks, actual or threatened, and related political events;

  . anticipated trends in our business, including those described in the information contained in the Management's Discussion and Analysis sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

  .   existing and future regulations affecting our business; and

  . other risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

      All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.


                                  THE COMPANY

       Global Imaging Systems, Inc. provides a broad line of office technology solutions, including the sale and service of automated office equipment, network integration equipment and services and electronic presentation systems. While Global's clientele includes large, Fortune 500 companies, its growth has been, and is expected to be, largely driven by serving middle-market businesses.

       Global seeks to become the provider of choice for all of its customers' office technology needs by offering a full range of products and services and superior customer service. Global sells and services a variety of office technology solutions, including copiers, facsimile machines, printers, data and video projectors, video teleconferencing equipment, optical scanning equipment, micrographics equipment, and the design and installation of equipment related to computer networks. In addition, Global offers a variety of ongoing services, including supply and service contracts, network management contracts, technical support and training.

       Global Imaging Systems is a profitable operator in the office technology solutions industry. Global believes that its expenses, as a percentage of operating income, are lower than those of any of its significant competitors and that Global is the most disciplined consolidator in this highly fragmented industry. Since its founding in June 1994, Global has acquired 51 businesses in the United States. Global's 14 "core" companies, where Global concentrates administrative functions and operations within a region, are leading competitors in the markets they serve. Currently, Global companies operate in 113 locations in 27 states.

      We maintain our executive offices at 3820 Northdale Blvd., Suite 200A, Tampa, Florida 33624. Our telephone number is (813) 960-5508. We also maintain a web site at www.global-imaging.com. The information on our web site is not,
              ----------------------
and you must not consider the information to be, a part of this prospectus.


                                USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of common stock by us will be used to pay down our indebtedness under our senior credit facility. The Company's current senior credit facility consists of a $150,000,000 five-year senior secured revolving line of credit, a $25,000,000 five-year senior term loan and a $75,000,000 seven-year senior term loan. Under the terms of the facility, we are required to use 50% of the aggregate net cash proceeds received by us in a common stock offering to pay down the term loans on a pro rata basis.

     The $25,000,000 senior term loan bears interest at rates ranging from 2.00% to 3.00% over LIBOR or from .75% to 1.75% over a base rate related to the prime rate, varying according to Global's ratio of its total funded debt to earnings before interest, taxes, depreciation and amortization. The $75,000,000 senior term loan bears interest at a rate of 3.25% over LIBOR or 2.00% over a base rate related to the prime rate. Amounts borrowed under the term loans are to be repaid in installments over the life of the loans, with a final maturity date of June 30, 2006. Amounts borrowed under the term loans may be used to fund working capital and general corporate purposes, including acquisitions.

     To the extent that the net proceeds of any offering pursuant to this prospectus are not used to repay indebtedness under our senior credit facility, we anticipate that the proceeds will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, development of additional properties, acquisitions and the repayment or repurchase of our indebtedness and our capital stock.

     We will not receive any of the proceeds from sales of common stock by the selling stockholders. We have agreed to pay all expenses of effecting the registration of the offered shares, including reasonable fees and disbursements of one counsel for the selling stockholders. We will not pay underwriting discounts and commissions, fees and disbursements of any additional counsel for the selling stockholders, or transfer taxes attributable to the sale of the offered shares, which will be paid by the selling stockholders.


                             SELLING STOCKHOLDERS

     The following table provides certain information regarding the selling stockholders. Under this prospectus, the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest may offer and sell from time to time of up to an aggregate of 3,500,000 shares of common stock. The selling stockholders may only sell the offered common stock as part of an underwritten public offering in which we sell shares of our common stock. In this prospectus, we refer to these holders collectively as the selling stockholders.

                                                                   Shares of                                 Shares of
                                                                 Common Stock                              Common Stock
                                                                 Beneficially                              Beneficially
                                                                  Owned Prior            Number             Owned After
Selling Stockholders                                           to this Offering         of Shares        this Offering (2)
--------------------                                           ----------------                          -----------------
                                                            Number    Percentage (1)  Being Offered   Number    Percentage (1)
                                                           ---------  --------------  -------------  ---------  --------------
Golder, Thoma, Cressey, Rauner Fund IV, L.P. (3)           7,404,525           40.8%      2,984,125  4,420,400           24.4%
Jackson National Life Insurance Company (4)                  864,398            4.8%        365,875    498,523            2.7%
Thomas S. Johnson (5)                                        741,984            4.1%        100,000    641,984            3.5%
Raymond Schilling (6)                                        229,378            1.3%         25,000    204,378            1.1%
Alfred N. Viera (7)                                          199,346            1.1%         10,000    189,346            1.0%
Mark M. Lloyd (8)                                            128,427             *           15,000    113,427             *
---------------

_____________________
*Less than 1%.


(1) Based on 18,151,980 shares of Global's common stock outstanding on September 30, 2001.
(2) The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. In addition, the selling stockholders may acquire additional shares of our common stock. The information above regarding the selling stockholders' holdings of our common stock after offerings pursuant to this prospectus assumes that the selling stockholders sell all shares they are offering under this prospectus, and neither dispose of nor acquire any additional shares.
(3) Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR IV, L.P., which in turn is the general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. As a result, all three of these entities may be deemed to share voting and investment power over, and therefore to be the beneficial owners of, the shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. Carl Thoma and William Kessinger, both of whom are directors of Global, are each principals of Golder, Thoma, Cressey, Rauner, Inc. and may therefore also be deemed to beneficially own these shares by virtue of their shared voting and investment power over them.
(4) As the exclusive investment advisor to Jackson National Life Insurance Company, PPM America, Inc. shares voting and investment power over, and therefore may be deemed to be the beneficial owner of, the shares held by Jackson National Life Insurance Company. Bruce Gorchow, a director of Global, is Executive Vice President of PPM America, Inc. and a member of its underwriting committee. Accordingly, Mr. Gorchow may be deemed

(5) Mr. Johnson has served as a director and as President and Chief Executive Officer since our founding in June 1994. The shares Mr. Johnson beneficially owns include 11,700 shares of common stock held of record by a member of Mr. Johnson's immediate family over which Mr. Johnson shares dispositive and sole voting power and 60,270 shares of common stock subject to options exercisable within 60 days.
(6) Mr. Schilling has served as our Senior Vice President since April 1999 and as our Chief Financial Officer, Secretary and Treasurer since our inception in June 1994. From June 1994 to April 1999, Mr. Schilling also served as our Vice President. The shares Mr. Schilling beneficially owns include 18,270 shares of common stock subject to options exercisable within 60 days.
(7) Mr. Viera has served as our Vice President-Operations/Service since October 2000. From March 1997 to October 2000, Mr. Vieira served as our Vice President-Service. The shares Mr. Viera beneficially owns include 2,765 shares held by Mr. Vieira's wife over which Mr. Vieira may be deemed to share voting and investment power and also include 9,270 shares of common stock subject to options exercisable within 60 days.
(8) Mr. Lloyd has served as a director since August 1999. Since 1981, Mr. Lloyd has served as President of Southern Business Communications, Inc., one of our core companies which we acquired in October 1996. Mr. Lloyd has served as a director of Centre Business Products, Inc. and Proview, Inc., two subsidiaries of Southern Business Communications, Inc., since they were acquired by us in August 1998 and September 1998, respectively. The shares Mr. Lloyd beneficially owns include 12,310 shares of common stock subject to options exercisable within 60 days.

     to share voting and investment power over, and therefore beneficial ownership of, Jackson National Life Insurance Company's shares.


                             PLAN OF DISTRIBUTION

        We may sell the shares being offered by this prospectus and any accompanying prospectus supplement:

        .  directly to purchasers,

        .  through agents,

        .  through dealers,

        .  through underwriters,

        .  directly to our stockholders, or

        .  through a combination of any of the above methods of sale.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

        The selling stockholders have agreed that (1) they will not offer or sell any shares of common stock pursuant to this prospectus other than as part of an underwritten public offering in which we sell shares of our common stock; and (2) the maximum number of shares of common stock that they will sell pursuant to this prospectus will not exceed 3,500,000 shares of common stock in the aggregate.

        The selling stockholders may also transfer the common stock by gift, partnership distribution or other non-sale related transfer, in which case the donees, transferees or other successors-in-interest will be deemed to be selling stockholders. The number of shares offered by a selling stockholder under this prospectus will decrease as and when it takes any of the above actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, any offered shares by the selling stockholders covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including:

        .  all registration and filing fees,

        .  printing expenses and fees,

        . fees and disbursements of counsel, accountants and underwriters for us, and

        . reasonable fees and disbursements of one counsel for the selling stockholders.

        The selling stockholders will pay:

        . any underwriting discounts and commissions with respect to the shares of common stock they sell hereunder,

        . fees and disbursements of any additional counsel for the selling stockholders, and

        .  transfer taxes, if any.

        The distribution of the common stock may be effected from time to time in one or more transactions:

        .  at a fixed price or prices, which may be changed,

        .  at market prices prevailing at the time of sale,

        . at prices related to the market prices prevailing at the time of sale, or

        .  at negotiated prices.

        We may solicit directly offers to purchase any shares of common stock. Agents designated by us from time to time may also solicit offers to purchase shares of common stock. An agent that we designate may be considered to be an "underwriter" as that term is defined in the Securities Act. Any designated agent that is involved in the offer or sale of the shares of common stock will be named, and any commissions payable by us to that agent will be described, in the applicable prospectus supplement.

        If a dealer is used to sell common stock, the common stock will likely be sold to the dealer as principal. The dealer may be considered to be an "underwriter" as that term is defined in the Securities Act. The dealer may resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is used to sell common stock, we and, if applicable, the selling stockholders will enter into an underwriting agreement with the underwriter at the time the common stock is sold to them. The underwriter will be named in the prospectus supplement that the underwriter will use to resell the common stock. In connection with the resale of common stock, the underwriter may be considered to receive compensation from us and the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom the underwriter may act as agent. The underwriter may also sell the common stock to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for whom the dealers may act as agents. The applicable prospectus supplement will describe any underwriting compensation paid by us or the selling stockholders to underwriters in connection with the offering of the common stock, and any discounts, concessions or commissions that the underwriter allows to participating dealers.

        We may enter into agreements with underwriters, dealers, agents and other persons that contain indemnification provisions. Under those agreements, we may be obligated to indemnify the applicable underwriter, dealer, agent or other person against various civil liabilities, including liabilities under the Securities Act. In addition, we also may be obligated to contribute to payments that the applicable underwriter, dealer, agent or other person may be required to make. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We may also agree to indemnify each of the selling stockholders and their respective officers, directors, partners, employees, agents and representatives of, and each person who controls, within the meaning of the Securities Act, any selling stockholder against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, arising under the securities laws in a number of circumstances in connection with this offering. Each of the selling stockholders may agree to indemnify us, our officers, directors, employees, agents, representatives and each person who controls, within the meaning of the Securities Act, our company against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling stockholder expressly for use in the registration statement of which this prospectus is a part. The indemnification obligation of each selling stockholder is several, not joint.

        We may authorize underwriters, dealers or other persons to solicit offers by various institutions to purchase the common stock pursuant to contracts that provide for the payment for and delivery of the common stock on a future date or dates. If so authorized, the applicable prospectus summary will indicate the authorization. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, subject to our approval. The obligations of purchasers under these contracts will not be subject to any conditions except that:

     . at the time of delivery, the purchase of the common stock will not be prohibited under the laws of the jurisdiction to which a purchaser is subject, and

     . if the common stock is also being sold to underwriters, the common stock not sold for delayed delivery will have been sold to those underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to these contracts will state the price to be paid for the common stock under these contracts, the commission payable for solicitation of these contracts and the date or dates in the future for delivery of the common stock under these contracts.

        In connection with any offer and sale of common stock pursuant to this offering that uses an underwriter, an underwriter may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the common stock in an offering of common stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the common stock to be higher than it would be otherwise in the absence of those transactions. Stabilizing and syndicate covering transactions, if commenced, may be discontinued by an underwriter at any time.

        The anticipated date of delivery of the common stock will be stated in the applicable prospectus supplement relating to each offer.

                                    EXPERTS

        Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2001 and the related financial statement schedule included therein, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

        In connection with this prospectus, Hogan & Hartson L.L.P., Washington, D.C., has provided its opinion as to the validity of the issuance of the common stock. If the common stock is distributed in an underwritten offering or through agents, various legal matters may be passed upon for any underwriters or agents by their counsel identified in the applicable prospectus supplement. J. Hovey Kemp, a partner of Hogan & Hartson L.L.P., owns approximately 8,100 shares of Global's common stock.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

              SEC Registration Fee.................     $ 27,261
              Accounting Fees and Expenses.........     $ 30,000
              Legal Fees and Expenses..............     $250,000
              Printing Expenses....................     $ 50,000
              Miscellaneous........................     $ 20,739
                                                        --------
                        Total......................     $378,000
                                                        ========

Item 15. Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated Bylaws of Global Imaging Systems, Inc. (the "Company") provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Charter, Bylaws and the Delaware Law, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. As permitted by the Delaware Law, the Charter provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. Additionally, the Company has entered into indemnification agreements with certain of its directors, officers and other key personnel, which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require the Company, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Company, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers, directors and key employees under the Company's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

Item 16. Exhibits

         The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, Florida on November 5, 2001.

                                    GLOBAL IMAGING SYSTEMS, INC.
                                    a Delaware Corporation

                                    By: /s/ Thomas S. Johnson

                                        --------------------------------------
                                        Thomas S. Johnson
                                        President, Chief Executive Officer and
                                        Director




       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 5, 2001.



                       Name                                                   Title
                       ----                                                   -----
              /s/ Thomas S. Johnson
--------------------------------------------------
                  Thomas S. Johnson                      President, Chief Executive Officer and Director
                                                         (Principal Executive Officer)

              /s/ Raymond Schilling
--------------------------------------------------
                  Raymond Schilling                      Senior Vice President, Chief Financial Officer,
                                                         Secretary and Treasurer (Principal Financial
                                                         and Accounting Officer)

                         *
--------------------------------------------------
                     Carl D. Thoma                       Chairman of the Board of Directors


                         *
--------------------------------------------------
                     Bruce D. Gorchow                    Director

                       *
--------------------------------------------------
                     William C. Kessinger                Director


                       *
--------------------------------------------------
                     Mark M. Lloyd                       Director


                       *
--------------------------------------------------
                     R. Eric McCarthey                   Director


                       *
--------------------------------------------------
                     Edward N. Patrone                   Director


* By: /S/ Thomas S. Johnson
     ---------------------------------------------
     Thomas S. Johnson
     Attorney-in-fact

                                 Exhibit Index

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
------                        -------------------

   *1.1       Form of Underwriting Agreement

  **3.1       Amended and Restated Certificate of Incorporation

  **3.2       Amended and Restated Bylaws

  **4.1       Specimen Common Stock Certificate of Global Imaging Systems, Inc.

   *5.1       Opinion of Hogan & Hartson L.L.P.

  *23.1       Consent  of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

  +23.2       Consent of Ernst & Young LLP

  +24.1       Powers of Attorney (included on signature page)



_________________

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered common stock.

** Incorporated by reference to the registrant's Registration Statement on Form S-1, Registration No. 333-48103, as filed with the Securities and Exchange Commission on May 8, 1998.

+   Previously Filed.